Exhibit 99.1

Cellular Dynamics International, Inc.
525 Science Drive
Madison, WI 53711 USA
www.cellulardynamics.com

FOR IMMEDIATE RELEASE

Cellular Dynamics Receives Formal Notice of Grant Award (NGA)
for $16 Million Stem Cell Banking Project

NGA Signifies Entry into a Definitive Agreement and Initiation of Funding

MADISON, WIS., November 4, 2013 — Cellular Dynamics International (CDI; Nasdaq:ICEL), announced today that the company has received the Notice of Grant Award (NGA) from the California Institute of Regenerative Medicine (CIRM) to create a human induced pluripotent stem cell (iPSC) biobank from 3,000 individuals. Receipt of the NGA signifies the entry into a definitive agreement with CIRM and the initiation of funding for the $16 million project.

CDI will create three iPSC lines for each of 3,000 healthy and diseased donors. Tissue samples will be taken from patients suffering from Alzheimer’s disease, autism spectrum disorders, liver diseases, cardiovascular diseases, neuro-developmental disabilities such as cerebral palsy and infantile epilepsy, diseases of the eye, and/or respiratory diseases. CDI will generate the iPSCs using the episomal reprogramming method first developed by CDI, which reverts the adult cell to a stem cell state without integrating foreign DNA into the cell’s genome. Thus the original biological integrity of the cell is maintained, an important consideration in the study of human disease.

“We are delighted to formally begin this important three-year project. We believe CIRM is building the largest iPSC bank in the world,” said Bob Palay, Chairman and Chief Executive Officer of CDI. “Since CIRM announced the $16 million grant award, we have been constructing our laboratory and iPSC manufacturing facilities in leased space at the Buck Institute for Research on Aging  as well as staffing this facility.  We now look forward to the start of the project where we’ll begin to receive samples and produce the iPSC lines.”

Ellen Feigal, MD, Senior Vice President, Research and Development of CIRM, added, “CIRM’s initiative will provide scientists access to cell lines representing the genetic variety within human diseases such as Alzheimer’s, heart disease, lung fibrosis and autism to discover the nature and causes of underlying human diseases in a way not previously feasible, and accelerate the discovery and development of new therapies.  We look forward to working with CDI in this critical initiative to provide a broad array of relevant human stem cell research materials to scientists in California and worldwide in an effort to revolutionize regenerative medicine research.”

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About Cellular Dynamics International, Inc.

Cellular Dynamics International, Inc. (CDI) is a leading developer of induced pluripotent stem cell technologies for in vitro drug development, stem cell banking and in vivo cellular therapeutic research.  CDI harnesses its unique manufacturing technology to produce differentiated tissue cells in industrial quality, quantity and purity from any individual’s induced pluripotent stem cell line created from a standard blood draw. CDI was founded in 2004 by Dr. James Thomson, a pioneer in human pluripotent stem cell research at the University of Wisconsin-Madison. CDI’s facilities are located in Madison, Wisconsin, with a second facility in Novato, California. See www.cellulardynamics.com.
Follow us on Twitter @CellDynamics or www.twitter.com/celldynamics

Forward-looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Cellular Dynamics International, Inc., including the impact of the NGA and the agreement with CIRM, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," “believe,” "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our product development efforts, actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Cellular Dynamics undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Cellular Dynamic’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 29, 2013.

Source: Cellular Dynamics International, Inc.

MEDIA CONTACTS:

Joleen Rau

Senior Director, Marketing & Communications

Cellular Dynamics International, Inc.

(608) 310-5142

jrau@cellulardynamics.com

Robert E. Flamm, Ph.D.

Russo Partners LLC

212-845-4226

robert.flamm@russopartnersllc.com

Investor Relations

Gitanjali Jain Ogawa

The Trout Group, LLC

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